UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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LAUDUS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LAUDUS TRUST

Laudus Growth Investors U.S. Large Cap Growth Fund

211 Main Street

San Francisco, CA 94105

We recently sent you proxy materials regarding the Special Meeting of Shareholders of the Laudus Growth Investors U.S. Large Cap Growth Fund (the “Fund”) scheduled to be held on May 10, 2013. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting.

Please Vote Today!

After careful review, the Fund’s Board recommends that shareholders vote “FOR” the proposal to approve the adoption of exemptive relief as detailed in your proxy statement. A copy of the proxy statement is available by calling the toll free number shown below.

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately.

1-800-714-3305

Your vote is urgently

needed!

Please vote now to be sure it is received in time for the Fund’s

May 10, 2013

Special Meeting of

Shareholders.

Voting takes only a few minutes.

Thank you for your participation

in this important matter.

Laudus Growth Investors U.S. Large Cap Growth Fund has made it very easy for you to vote. Choose one of the following methods:

•	Speak to a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 6pm ET)

•	Log on to www.proxyvote.com and enter your control number printed on the proxy card, and vote by following the on-screen prompts.

•	To vote by touchtone phone call 1-800-690-6903 and enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.